UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2015

NII HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Definitive Material Agreement.

On January 26, 2015, NIU Holdings LLC (“Seller”), a subsidiary of NII Holdings, Inc. (the “Company”), entered into a Purchase and Sale Agreement (“Purchase Agreement”) with New Cingular Wireless Services, Inc., an indirect subsidiary of AT&T, Inc. (“AT&T”), NIHD Telecom Holdings B.V., Nextel International (Uruguay) LLC (“NexteI Mexico Parent”), and certain Seller guarantors named therein, pursuant to which AT&T has agreed to purchase all of the outstanding stock of Nextel Mexico Parent, the parent of Comunicaciones Nextel de México, S.A. de C.V. (“Nextel Mexico”). The Purchase Agreement provides for a purchase price of approximately $1.875 billion in cash.

The sale transaction is required to be conducted as an auction pursuant to section 363 of the Bankruptcy Code and is subject to higher or better offers. The auction sale will be conducted in accordance with the bidding procedures to be approved by the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Purchase Agreement may be terminated by AT&T if the bidding procedures are not approved by the Bankruptcy Court by February 17, 2015 or if the sale hearing does not occur by March 23, 2015. The successful bidder will be required to consummate the Purchase Agreement in accordance with its terms. The sale transaction is expected to close in the first half of 2015.

The purchase price is subject to adjustment prior to closing based on (i) the amount of an agreed net indebtedness of Nextel Mexico outstanding at closing and (ii) the actual amount paid by Nextel Mexico between signing and closing of the Purchase Agreement with respect to specified categories of expenses relative to spending against an agreed budget between signing and closing of the Purchase Agreement. The Purchase Agreement provides that approximately $32 million of the purchase price will be deposited and held in escrow to secure specified obligations of AT&T under the Purchase Agreement. In addition, if AT&T is not the successful bidder, Nextel Mexico Parent will be required to pay AT&T a termination fee equal to approximately $32 million, reimburse AT&T’s expenses (up to $10 million) and return the deposit.

Completion of the sale is subject to several conditions, including: (i) the Bankruptcy Court having entered all appropriate orders; (ii) obtaining all required governmental approvals; (iii) the absence of a material adverse effect on Nextel Mexico; and (iv) certain other customary conditions. The Purchase Agreement is not subject to a financing condition. The Purchase Agreement includes a right for each party to terminate the agreement in specified circumstances. The Purchase Agreement requires the Seller to pay the termination fee and reimburse AT&T’s expenses as described above upon certain termination events. If the Purchase Agreement is terminated as a result of AT&T’s breach of the Purchase Agreement, the deposit is forfeited.

Pending consummation of the Purchase Agreement, Nextel Mexico has agreed to (i) conduct its business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and preserve intact certain business relationships and relationships with applicable regulatory authorities. The Purchase Agreement provides that $187.5 million of the purchase price will be held in escrow for two years in case of breaches by Nextel Mexico of representations, warranties and covenants.

1

On November 24, 2014, the Company and twelve of its wholly-owned subsidiaries, which had previously sought bankruptcy protection, filed a plan of reorganization (the “Plan”) and related disclosure materials with the. Bankruptcy Court based on a Plan Support Agreement that had been reached with certain of their major stakeholders, including their two largest creditors and the official committee of unsecured creditors (the “Plan Support Agreement”). Because the transactions pursuant to the Purchase Agreement are inconsistent with terms of the Plan Support Agreement, the Company has exercised its right to terminate the Plan Support Agreement in its existing form, and expects to engage with its major stakeholders in an effort to gain support for modifications to the Plan that will allow it and its subsidiaries to emerge from Chapter 11 reorganization.

Nextel Mexico provides wireless services in major Mexican business centers, including Mexico City, Guadalajara, Puebla, Leon, Monterrey, Toluca, Tijuana, Torreon, Ciudad Juarez and Cancun, as well as in small markets and along related transportation corridors throughout Mexico. Nextel Mexico is headquartered in Mexico City and has many regional offices throughout Mexico.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

A copy of the Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nextel Mexico or any of its affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Purchase Agreement; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Nextel Mexico or any of its affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.      Regulation FD Disclosure.

On January 26, 2015, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding expectations, including forecasts regarding operating results, performance assumptions and estimates relating to capital requirements, as well as other statements that are not historical facts, are forward-looking statements. When used in this Current Report on Form 8-K, these forward-looking statements are generally identified by the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; whether the Company is able to successfully gain stakeholder support for modifications to the Plan as a result of the transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transactions will not be consummated in a timely manner; risks that any of the closing conditions to the proposed transactions may not be satisfied or may not be satisfied in a timely manner; and risks related to disruption of management time from ongoing business operations due to the proposed transactions. Discussions of additional risks, contingencies and uncertainties are contained in the Company’s filings with the SEC.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as provided by federal securities laws, the Company is under no obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of January 26, 2015, between New Cingular Wireless Services, Inc., NIHD Telecom Holdings B.V., NIU Holdings LLC, Nextel International (Uruguay) LLC, NII International Telecom S.C.A., NII International Holdings S.À R.L., NII Global Holdings, Inc., NII Capital Corp and NII Holdings, Inc.

99.1	Press Release issued by NII Holdings, Inc. dated January 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

By:	/s/ Shana C. Smith
Shana C. Smith
Vice President and Secretary

Date: January 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of January 26, 2015, between New Cingular Wireless Services, Inc., NIHD Telecom Holdings B.V., NIU Holdings LLC, Nextel International (Uruguay) LLC, NII International Telecom S.C.A., NII International Holdings S.À R.L., NII Global Holdings, Inc., NII Capital Corp and NII Holdings, Inc.

99.1	Press Release issued by NII Holdings, Inc., dated January 26, 2015.